      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1995
                                                         REGISTRATION NO. ______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                   AMERICAN CONSOLIDATED LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)

       FLORIDA                                          59-2624130
- -----------------------                           --------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                             6416 PARKLAND DRIVE
                           SARASOTA, FLORIDA 34243
                   (Address of Principal Executive Offices)

              1994 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                               AND 1993 OPTIONS
                           (Full title of the plan)

           WAYNE UPHAM SMITH, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                   AMERICAN CONSOLIDATED LABORATORIES, INC.
                             6414 PARKLAND DRIVE
                           SARASOTA, FLORIDA 34243
                                 813/753-0383
          (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)

                            ----------------------

                                   COPY TO:
                            BONNIE J. PINZEL, ESQ.
                          SCHIFINO & FLEISCHER, P.A.
                                  SUITE 2700
                            ONE TAMPA CITY CENTER
                             TAMPA, FLORIDA 33602

                              -----------------

                       CALCULATION OF REGISTRATION FEE

                                                               PROPOSED              PROPOSED
                                                               MAXIMUM               MAXIMUM
                 TITLE OF                AMOUNT               OFFERING              AGGREGATE              AMOUNT
                SECURITIES               TO BE                 PRICE                 OFFERING          OF REGISTRATION
              TO BE REGISTERED        REGISTERED(1)           PER SHARE               PRICE                FEE (2)
              -----------------       -------------           ---------            -----------         ---------------
             COMMON STOCK, $.05        810,000 SHS.            $4.625                $985,625              $339.87
             PAR VALUE

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.
(2) Computed pursuant to Rule 457(h), based on the exercise price for 665,000 options granted and the market price for 145,000 options which have not yet been granted.

                             CROSS REFERENCE SHEET

Form S-8                                                       Location in Prospectus
- --------                                                       ----------------------
1.     Plan Information

(a)    General Plan Information                                The Plan--General Information,
                                                               Purpose of the Plan, Terms of
                                                               Options, Additional Information,
                                                               The Company

(b)    Securities to be Offered                                The Plan--Securities Subject to the
                                                               Plan

(c)    Employees Who may Participate in                        The Plan--Eligibility
       the Plan

(d)    Purchase of the Securities Pursuant                     The Plan--General Information,
       to the Plan and Payment for                             Reoffers and Resales, Exercise of
       Securities Offered                                      Option

(e)    Resale Restrictions                                     The Plan--Reoffers and Resales, Exercise
                                                               of Option

(f)    Tax Effects of Plan Participation                       The Plan-Tax Consequences

(g)    Investment of Funds                                     *

(h)    Withdrawal from the Plan;                               *
       Assignment of Interest

(i)    Forfeitures and Penalties                               *

(j)    Charges and Deductions and Liens                        *
       Therefor

2.     Registrant Information and                              Incorporation of Documents by
       Employee Plan Annual Information                        Reference


______________________
* Not applicable.

PROSPECTUS

                    AMERICAN CONSOLIDATED LABORATORIES, INC.
               1994 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                                AND 1993 OPTIONS
                         810,000 SHARES OF COMMON STOCK

               __________________________________________________

         This Prospectus relates to an aggregate of 810,000 shares of Common Stock (the "Shares") of American Consolidated Laboratories, Inc. ("AC Labs" or the "Company") being offered to option holders (the "Holders") upon the exercise of stock options (the "Options") granted and to be granted to eligible employees of the Company or subsidiaries and other individuals providing services to the Company pursuant to the Company's 1994 Incentive and Non-statutory Stock Option Plan (the "Plan") adopted on August 15, 1994 and pursuant to the 1993 Options, as defined herein.

               __________________________________________________

         The shares of Common Stock offered by this Prospectus are currently reported by the National Quotation Bureau, Incorporated. The Company has applied to have its Common Stock listed on the Nasdaq SmallCap Market.

               __________________________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               __________________________________________________

         Shares of Common Stock issued to employees who are not "affiliates" of AC Labs as that term is defined in Rule 405 under the Securities Act of 1933, as amended, upon their purchase of shares under the Plan, may be sold from time to time in transactions effected on the Nasdaq System. This Prospectus is not available to "affiliates" for reoffers or resales of shares of Common Stock. Any resale by such persons will be made by means of a supplement to this prospectus. See "The Plan - Reoffers and Resales" and "1993 Options" herein. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of AC Labs since the date hereof. No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by AC Labs. This Prospectus does not constitute an offer to sell the securities to which this Prospectus relates in any state or to any person to whom it is unlawful to make such offer in such state.

               __________________________________________________

                 The date of this Prospectus is June 12, 1995.

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
DOCUMENTS INCORPORATED BY REFERENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
     General Information    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
     Purpose of the Plan    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
     Securities Subject to the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
     Eligibility    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
     Terms of Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
     Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     Exercise of Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
     Events Causing Immediate Exercise    . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
     Termination of Employment or Death of Optionee     . . . . . . . . . . . . . . . . . . . . .           7
     Administration of the Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
     Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
     Reoffers and Resales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
     Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
     Additional Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
1993 OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
LEGAL MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10


                             AVAILABLE INFORMATION

         AC Labs is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by AC Labs with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604 and Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates.

         AC Labs has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information pertaining to the Common Stock offered hereby and the Plan, reference is made to the Registration Statement, including the exhibits filed therewith, which can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The statements contained in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Where such contract or other document is an exhibit to the Registration Statement, such statement is qualified in all respects by the provisions of such exhibit to which reference is hereby made for a full statement of the provisions thereof.

                      DOCUMENTS INCORPORATED BY REFERENCE

         AC Labs hereby incorporates the following documents, previously filed with the Commission by reference:

                (a) Form 10-KSB Report for the fiscal year ended December 31, 1994.

                (b)    Form 10-QSB Report for the three months ended March 31,
                       1995.

                (c) For a description of the Company's Common Stock, reference is made to the Company's Form 8-A as filed with the Commission on April 11, 1990.

         All reports filed subsequent to the date of this Prospectus pursuant to Sections 14 and 15(d) of the Securities Exchange Act of 1934, and prior to the termination of the offering of Common Stock made by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any of the aforementioned documents and any other documents required to be delivered to employees pursuant to Rule 428(b) of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 can be obtained, without charge, upon oral or written request to:

                    American Consolidated Laboratories, Inc.
                         Investor Relations Department
                              6416 Parkland Drive
                            Sarasota, Florida 34243
                                  813-753-0383

                                  THE COMPANY

         American Consolidated Laboratories, Inc. is a manufacturer of rigid gas permeable contact lenses and specialty lenses and a distributor of soft contact lenses and lens care products. The Company is headquartered in Sarasota, Florida, with offices and/or laboratories also in Raleigh, North Carolina, Lincoln, Nebraska and Philadelphia, Pennsylvania. The Company markets its products nationally, although sales are concentrated in the upper mid-west and the Atlantic coast regions. The Company's products are sold to ophthalmologists, optometrists and opticians. Sales are generated by direct sales calls, telephone marketing, journal advertising, trade show participation and professional seminars. The Company employs contact lens designers, fitting consultants and customer service personnel to provide sales support. It also offers low cost exchange programs as an aid to the fitter and as an inducement to purchase.


                                    THE PLAN

General Information

         The AC Labs' 1994 Incentive and Non-statutory Stock Option Plan (the "Plan") was adopted by the Board of Directors on August 15, 1994, and was approved by the shareholders of AC Labs on June 8, 1995. The number of shares of the Company's Common Stock covered by the Plan is 750,000.

         The Plan will terminate ten years after the effective date, on August 15, 2004. The Board of Directors may amend the Plan at any time. No amendment, however, shall affect shares previously issued thereunder. Approval of the shareholders of AC Labs within 12 months before or after the date on which the Directors amend the Plan shall be necessary if the amendment would increase the number of shares of Stock for which options may be granted under the Plan or change the standards of eligibility provided by the Plan.

         The Plan is intended to qualify under section 422A of the Internal Revenue Code of 1986 (the "Code"). The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         The statements in this Prospectus include summaries of certain provisions of the Plan. These Statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, copies of which are available for examination at the executive offices of AC Labs located at 6416 Parkland Drive, Sarasota, Florida 34243 (telephone 813-753-0383) and at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Purpose of the Plan

         The Plan is intended as a performance incentive for officers and employees of AC Labs or its Subsidiaries and for certain other individuals providing services to the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") and other stock options ("Non-statutory Options") under the Plan. The term "Subsidiaries" means any corporation in which stock possessing 50% or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

Securities Subject to the Plan

         The Plan provides for the issuance of options to purchase up to 750,000 shares of AC Lab's Common Stock. If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in stock split-up, combination or exchange of shares of Common Stock, then and in such event (i) appropriate adjustment shall be made in the maximum number of shares of Common Stock available for grant under the plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, and (ii) appropriate adjustment shall be made in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

         As of March 31, 1995, there were options outstanding under the Plan covering 605,000 shares including (i) 595,000 shares exercisable at $0.50 per share, of which options to purchase 227,712 shares have vested and the remaining options vest at the rate of 24,792 shares per calendar quarter from June 30, 1995 through June 30, 1997 and from September 30, 1998 through June 30, 1999, subject to acceleration; and (ii) 10,000 shares exercisable at $1.00 per share which have vested. All outstanding options expire in 2004.

         The shares to be delivered upon the exercise of options under the Plan will be authorized and unissued shares of Common Stock.

Eligibility

         Eligible Optionees. Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-statutory options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary whether or not employees of the Company or such Subsidiary, and to certain other individuals providing services to the Company or its Subsidiaries.

         Limitation on Exercisable Options. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 425 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-statutory Option.

Terms of Options

         All Options must be granted within ten years from the effective date of the Plan. The term of each Option granted under the Plan shall not exceed ten years. All Options shall be exercisable at such time or times, in such installments, or upon the occurrence of such events or events, and in such amounts, as the Committee (see "Administration of the Plan") may provide upon the granting of such option.

Option Price

         The purchase price per share of the Common Stock under each Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder).

         For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in either clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in either clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

Exercise of Option

         Each option granted under the Plan shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option grants need not be identical.

         Each option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the option, (ii) full payment of the aggregate option price of the shares of Common Stock as to which the option is exercised has been made, and (iii) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for the optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Board or the Committee in any option, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock of the Company or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of the shares surrendered shall be their fair market value on the date the option is exercised as determined in accordance with the Plan. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in the Plan.

         (c) Limitations on 10% Stockholders. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company ("a greater-than-10% stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

Events Causing Immediate Exercise

         Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable:

         (a) If there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

         (b) If the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

         (c) If the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         The Board or the Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired by the exercise of any option.

Termination of Employment or Death of Optionee

         Except as may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee, options granted hereunder shall terminate on the earlier to occur of:

         (a)    The date of expiration thereof; or

         (b) other than the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"),
(A) 90 days after termination of the employment between the Company and the Optionee in the case of an Incentive Option, and (B) 90 days after termination of the employment or other relationship between the Company and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship, in the case of a Non-statutory Option.

         An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof.

         Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, in the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

         Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, if an Optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or one year following the termination of such relationship; and unless by its terms it sooner terminates and expires during such one year period, the Optionee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

Administration of the Plan

         The Plan is administered by a Committee appointed by the Board of Directors of the Company. The Committee has the authority:

                (1) To determine the Employees to whom, and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option;

                (2)    To interpret the Plan;

                (3) To prescribe, amend and rescind rules and regulations relating to the Plan;

                (4) To determine the terms and provisions of each Option granted under the Plan (which need not be identical); and

                (5) To exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of Options.

         The Committee consists of:

                Name                        Address                       Position
                ----                        -------                       --------
         James L.L. Tullis                  One Greenwich Plaza           Director
                                            Greenwich, CT 06830

         Thomas P. Dickerson                One Greenwich Plaza           Director
                                            Greenwich, CT 06830

         Joan P. Neuscheler                 One Greenwich Plaza           Director
                                            Greenwich, CT 06830


Tax Consequences

         The grant of an Incentive Option or a Non-statutory Option would not result in income for the optionee or in a deduction for the Company.

         The exercise of a Non-statutory Option generally would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. However, if the Optionee is subject to the short-swing trading provisions of Section 16(b) of the Securities Exchange Act of 1934 (a "16(b) Person"), the income for the grantee and the deduction for the Company would be measured by the difference between the option price and the fair market value of the shares six months and one day following exercise, unless the Optionee elects, in accordance with internal Revenue Service regulations, to recognize income at the time of exercise. Income tax withholding would be required at the time income is recognized.

         The exercise of an Incentive Option would not result in ordinary income for the Optionee if the Optionee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these holding period requirements are met, the Optionee's basis in the shares upon later disposition would be the option price, any gain would be taxed to the Optionee as a capital gain, and the Company would not be entitled to a deduction. For purposes of alternative minimum tax, the excess of the market value on the exercise date (or the market value six months and one day later in the case of an Optionee who is a 16(b) Person) over the option price is considered as income.

         If the Optionee disposes of the Incentive Option shares prior to the expiration of either of the holding periods described above, the Optionee would recognize ordinary income, and the Company would be entitled to a deduction, equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of this amount would be treated as long-term or short-term capital gain. The maximum tax rate on net capital gains (the excess of net long-term capital gains over any net short-term capital losses) is lower than the maximum tax rate on ordinary income.

Reoffers and Resales

         During such time as the Shares are covered by the Registration Statement, persons who are not "affiliates" of the Company, as defined under Rule 405 under the Act, may freely resell Shares issued under the Plan. Persons who may be deemed to be "affiliates" may not transfer the Shares they receive under the Plan without filing an amendment hereto or by complying with Rule 144 promulgated under the Act by the Commission.

         An "affiliate" is defined in Rule 405 under the Securities Act as "a person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified." Purchasers who are executive officers and/or Directors of the Company, (currently eight in number) are "affiliates" of the Company.

Transferability

         Options granted under the Plan are not assignable or otherwise transferable except upon the death of the Holder by will or the laws of descent and distribution.

Additional Information

         For additional information about the Plan and its administrators and the functions they perform, please contact:

                                  Wayne Upham Smith
                                  American Consolidated Laboratories, Inc.
                                  6416 Parkland Drive
                                  Sarasota, Florida 34243
                                  Telephone: 813-753-0383


                                  1993 OPTIONS

          On January 28, 1993, April 28, 1993 and November 24, 1993, the Board of Directors of the Company granted a total of 60,000 non-statutory options to three employees of the Company, to purchase common stock of the Company at an exercise price of $.125 per share (the "1993 Options"). Options to purchase 44,999 shares of Common Stock have vested and the remainder are exercisable at the rate of one-third per year over three years. The options expire five years from their date of grant. The holders of the 1993 Options are not affiliates of the Company, as that term is defined in Rule 405 under the Securities Act of 1993, as amended.


                                 LEGAL MATTERS

         Certain legal matters relating to the shares offered hereby will be passed on for the Company by the law firm of Schifino & Fleischer, P.A., One Tampa City Center, Suite 2700, Tampa, Florida 33602.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.

             AC Labs hereby incorporates the following documents, previously filed with the Securities and Exchange Commission, by reference:

             (a) The Company's Annual Report on Form 10-KSB Report for the fiscal year ended December 31, 1994.

             (b) The Company's Quarterly Report on Form 10-QSB Report for the three months ended March 31, 1995.

             (c) For a description of the Company's Common Stock, reference is made to the Company's Form 8-A as filed with the Commission on April 11, 1990.

             (d) All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under
                    Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interest of Named Experts and Counsel.

             The validity of the Common Stock issuable by the Company under the Company's 1995 Employee Stock Purchase Plan will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida. Members of such firm own substantially own less than one-half of one percent of the Company's outstanding Common Stock.

Item 6.      Indemnification of Directors and Officers.

             The Company's By-laws provide that the Company shall indemnify each of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Florida.

      The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.
To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Item 7.      Exemption from Registration Claimed.

             No shares have been issued under the Company's Incentive and Non-statutory Stock Option Plan nor under the 1993 Options and all the shares underlying the Plan and 1993 Options are being registered hereby.

Item 8.      Exhibits.

             3.1    Articles of Incorporation of AC Labs(1)
             3.2    By-laws of AC Labs, as amended(1)
             4.0    Form of Common Stock Certificate(1)
             5.0 Opinion of Schifino & Fleischer, P.A., as to the legality of the securities being registered(2)
             10.1   1994 Incentive and Non-statutory Stock Option Plan(3)
             23.1   Consent of Schifino & Fleischer, P.A. See Exhibit 5.0
             23.2   Consent of Arthur Andersen LLP.(2)

- ------------------
(1) Filed as an Exhibit to the Company's Form 8-A filed with the Commission on April 11, 1990.
(2) Filed herewith.
(3) Filed as an Exhibit to the Company's 10-K Report for the fiscal year ended December 31, 1994.

Item 9.      Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sarasota and State of Florida, on the 8th day of June, 1995.


                    AMERICAN CONSOLIDATED LABORATORIES,


                    By    /s/ Wayne Upham Smith
                       -------------------------------------------------------
                       Wayne Upham Smith, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                         Title                                  Date
         ---------                                         -----                                  ----
 /s/ Wayne Upham Smith                                   Chairman,                             June 8, 1995
- ---------------------------------               Chief Executive Officer and
Wayne Upham Smith                                        Director


 /s/ Grady A. Deal                                       President,                            June 8, 1995
- ---------------------------------                Chief Operating Officer and
Grady A. Deal                                            Director


/s/  Thomas P. Dickerson                                 Director                              June 8, 1995
- ---------------------------------
Thomas P. Dickerson

                                                         Director                              _____________
- ---------------------------------
James L.L. Tullis

                                                         Director                              _____________
- ---------------------------------
Joan Neuscheler
